UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010 (August 16, 2010)
Chartwell International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51342	95-3979080
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

7637 Leesburg Pike
Falls Church, VA	22043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 635-7980

 (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03     Bankruptcy or Receivership.

On August 16, 2010 the registrant filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 10-37462). The registrant has filed a pre-packaged bankruptcy on the basis that it believes that it has obtained the requisite approval from its creditors under the U. S. Bankruptcy Code for its plan of reorganization. At the hearing today on the registrant's first day motions, the Bankruptcy Court ordered, among other matters, that on September 8, 2010 the Bankruptcy Court would hold a hearing on its interim approval of debtor-in-possession financing and that on October 1, 2010 it would hold a hearing on confirmation of the registrant's plan of reorganization. The registrant will continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2010	Chartwell International, Inc.

	By:	/s/ Imre Eszenyi
Imre Eszenyi
Acting President and Chairman